As filed with the Securities and Exchange Commission on May 4, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
EOG RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-0684736 (I.R.S Employer Identification No.)

1111 Bagby, Sky Lobby 2 Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)
EOG RESOURCES, INC. 2008 OMNIBUS EQUITY COMPENSATION PLAN
(Full title of the plan)
Frederick J. Plaeger, II
Senior Vice President and General Counsel
EOG Resources, Inc.
1111 Bagby, Sky Lobby 2
Houston, Texas 77002
(Name and address of agent for service)
(713) 651-7000
(Telephone number, including area code, of agent for service)
With Copy to:
Arthur H. Rogers
Fulbright & Jaworski L.L.P.
1301 McKinney, Suite 5100
Houston, Texas 77010-3095
(713) 651-5151
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Calculation of Registration Fee

			Proposed maximum
	Amount to be		aggregate offering	Amount of
Title of securities to be registered	registered (1)	Proposed maximum offering price per share (2)	price (2)	registration fee
Common Stock, par value $.01 per share	6,900,000 shares	$109.23	$753,687,000	$53,737.88

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement on Form S-8 shall be deemed to cover any additional shares of Common Stock that become issuable under the EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan (as amended) by reason of any stock split, stock dividend or other similar transaction.

(2)	Pursuant to Rule 457(c) and (h), the proposed maximum offering price is estimated, solely for the purpose of determining the registration fee, on the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange on April 28, 2010.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 5. Interests of Named Experts and Counsel	1
Item 8. Exhibits	1
SIGNATURES	S-1
EXHIBIT INDEX	E-1
EX-5.1 - Opinion of Fulbright & Jaworski L.L.P.
EX-23.1 - Consent of Deloitte & Touche LLP
EX-23.3 - Consent of DeGolyer and MacNaughton
EX-24.1 - Certain Powers of Attorney

     This Registration Statement is being filed, in accordance with General Instruction E to Form S-8, to register additional shares of Common Stock for issuance under the EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan (as amended). The contents of the Registrant’s Form S-8 Registration Statement (No. 333-150791) relating to the same employee benefit plan are incorporated by reference in this Registration Statement.
     The following information and exhibits are filed as part of this Registration Statement, in accordance with General Instruction E to Form S-8:
     Item 5. Interests of Named Experts and Counsel.
     Certain legal matters in connection with the securities offered hereby are being passed upon for the Registrant by Fulbright & Jaworski L.L.P., Houston, Texas. As of April 30, 2010, lawyers at Fulbright & Jaworski L.L.P. who participated in the preparation of this Registration Statement owned 2,600 shares of Common Stock of the Registrant.
     Item 8. Exhibits.

4.1	Restated Certificate of Incorporation, dated September 3, 1987 (incorporated by reference to Exhibit 3.1(a) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008).

4.2	Bylaws, as amended and restated effective as of February 26, 2009 (incorporated by reference to Exhibit 3.2(a) to the Registrant’s Current Report on Form 8-K, filed March 4, 2009).

4.3(a)	EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan, effective as of May 8, 2008 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed May 14, 2008).

4.3(b)	First Amendment to EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan, dated effective as of September 4, 2008 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008).

4.3(c)	Second Amendment to EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan, dated effective as of January 1, 2010 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010).

5.1*	Opinion of Fulbright & Jaworski L.L.P.

23.1*	Consent of Deloitte & Touche LLP.

23.2	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1 to this Registration Statement).

23.3*	Consent of DeGolyer and MacNaughton.

24.1*	Certain Powers of Attorney.

*      Exhibits filed herewith.

1

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 4, 2010.

EOG RESOURCES, INC. (Registrant)

/s/ TIMOTHY K. DRIGGERS Timothy K. Driggers
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer and Duly Authorized Officer)
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARK G. PAPA
Mark G. Papa	Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and Director	May 4, 2010
/s/ TIMOTHY K. DRIGGERS
Timothy K. Driggers	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 4, 2010

* George A. Alcorn	Director	May 4, 2010

* Charles R. Crisp	Director	May 4, 2010

* James C. Day	Director	May 4, 2010

* H. Leighton Steward	Director	May 4, 2010

S-1

Signature	Title	Date

* Donald F. Textor	Director	May 4, 2010

* Frank G. Wisner	Director	May 4, 2010

*BY: /s/ MICHAEL P. DONALDSON Michael P. Donaldson	Attorney-in-Fact	May 4, 2010
Attorney-in-Fact
for persons indicated

S-2

EXHIBIT INDEX

4.1	Restated Certificate of Incorporation, dated September 3, 1987 (incorporated by reference to Exhibit 3.1(a) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008).

4.2	Bylaws, as amended and restated effective as of February 26, 2009 (incorporated by reference to Exhibit 3.2(a) to the Registrant’s Current Report on Form 8-K, filed March 4, 2009).

4.3(a)	EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan, effective as of May 8, 2008 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed May 14, 2008).

4.3(b)	First Amendment to EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan, dated effective as of September 4, 2008 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008).

4.3(c)	Second Amendment to EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan, dated effective as of January 1, 2010 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010).

5.1*	Opinion of Fulbright & Jaworski L.L.P.

23.1*	Consent of Deloitte & Touche LLP.

23.2	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1 to this Registration Statement).

23.3*	Consent of DeGolyer and MacNaughton.

24.1*	Certain Powers of Attorney.

*      Exhibits filed herewith.

E-1